United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2005

SHUFFLE MASTER, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-20820	41-1448495
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1106 Palms Airport Drive Las Vegas, Nevada	89119-3720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 897-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 9, 2005, the Board of Directors of Shuffle Master Inc (the “Company”) accelerated the vesting of certain unvested stock options awarded to employees under the Company’s 2004 Equity Incentive Plan. As a result of the acceleration, options to acquire approximately 491,000 shares of the Company’s common stock (representing approximately 13% of the total outstanding options), which otherwise would have vested over the next 60 months, will vest immediately. The exercise price and number of shares subject to the accelerated options were unchanged.

The Board of Directors decision to accelerate the vesting of these options was based upon the issuance by the Financial Accounting Standard Board of Statement of Financial Accounting Standard No. 123 (revised 2004) (“FASB No. 123R”), “Share-Based Payment.” By accelerating the vesting of these options, the Company believes it will potentially result in the Company not recognizing compensation expense in future periods associated with these options. Beginning with our quarterly period that begins August 1, 2005, we will be required to expense the fair value of director and employee stock options and similar awards.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUFFLE MASTER, INC.
(Registrant)

Date: March 15, 2005

/s/ Mark L. Yoseloff
Mark L. Yoseloff
Chairman of the Board and Chief Executive Officer